UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2009

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective January 1, 2009, Group 1 Automotive, Inc. (the "Company) entered into a Second Amendment ("Second Amendment") to the Seventh Amended and Restated Revolving Credit Agreement (the "Credit Facility") among the Company, the Subsidiary Borrowers listed therein, the Lenders listed therein, . The Second Amendment restated the definitions "Interest Expense", "Consolidated EBITDA", and "EBITDA". Additionally, the Second Amendment clarified the applicability of Accounting Principles Bulletin 14-1 as it applies to GAAP.

A copy of the Second Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with John C. Rickel

Group 1 Automotive, Inc. (the "Company") entered into an Employment Agreement with John C. Rickel effective January 1, 2009 (the "Employment Agreement"). A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In accordance with the Employment Agreement, the Company has agreed, subject to the terms and conditions of the Employment Agreement, to employ Mr. Rickel through December 31, 2010. As of the effective date, Mr. Rickel’s current annual base salary under the employment agreement was $450,000. As of February 15, 2009, Mr. Rickel's salary was reduced by 10 percent attributed to cost cutting measures that impacted all executive officers. The base salary may be increased from time to time by the Company. The base salary may not be reduced other than pursuant to a reduction that is applied to substantially all other executive officers of the Company.

Mr. Rickel's annual incentive compensation will be determined by the Compensation Committee of the Board of Directors of the Company in its sole discretion in accordance with the terms of the Company’s annual incentive compensation program.

Mr. Rickel is also entitled to participate, on the same basis generally as the Company’s other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees. In addition, Mr. Rickel will be furnished one "demonstrator vehicle" of his choice and a vehicle allowance totaling $1,250 per month.

In the event of an "involuntary termination" of Mr. Rickel's employment, Mr. Rickel will be entitled to continue to receive a payment in an amount equal to his base salary, divided by twelve (12) and multiplied by the greater of (i) twelve (12) months or (ii) the number of months remaining in the term, payable in a single lump sum payment on the first day of the seventh month following his separation from service. In addition, Mr. Rickel shall also be entitled to a pro-rated bonus (based on termination date), calculated in accordance with the Company's annual incentive compensation program and paid in a single lump sum payment at the later of (1) the first day of the seventh month following his separation from service, or (2) March 15 of the year following the release of earnings for the year in which separation from service occurred. Upon an involuntary termination, all restricted stock and stock options granted under the Agreement will become 100% vested (and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of the Employment Agreement). Mr. Rickel would also be eligible for the use of the "demonstrator vehicle" for six months from date of termination.

An "involuntary termination" includes:
• termination of Mr. Rickel by the Company without cause (as defined in the Employment Agreement);
• a material breach of Mr. Rickel's employment agreement by the Company;
• the relocation of Mr. Rickel by more than 50 miles unless he agrees to such relocation;
• a material diminution in his position, duties or authority; or
• a reduction in his base salary within six months after the dissolution, merger, sale of substantially all of the assets or certain other Corporate Changes (as defined in the Employment Agreement) of the Company.

In the event of a Corporate Change (as defined in the Employment Agreement), Mr. Rickel will be entitled to receive a payment equal to his base salary then in effect, divided by twelve (12) and multiplied by thirty (30) months.Upon Mr. Rickel's death or long-term disability, his restricted stock and stock options granted under the Agreement will become 100% vested. Upon Mr. Rickel's death, Mr. Rickel's surviving spouse would be eligible for the use of the "demonstrator vehicle" for 12 months from date of death. In the event of disability, Mr. Rickel would be eligible for the use of the "demonstrator vehicle" for six months.

We are not obligated to pay any amounts to Mr. Rickel other than his pro rata base salary through the date of his termination upon:

• voluntary termination of employment by Mr. Rickel; or
• termination of employment by us for cause (as defined in the Employment Agreement).

Based on a seperate existing Incentive Compensation and Non-Compete agreement Mr. Rickel, for a period of two years after his termination of employment with the Company, has agreed not to compete with the Company and not to induce any employee of the Company to leave his or her employment with the Company or hire any employee of the Company.

2009 Corporate Incentive Plan

On March 13, 2009, the Committee established the objectives for the company's 2009 corporate incentive plan payable in 2010, for the company's executive officers. Incentive compensation will be based upon both financial and mission-based goals. Up to 40% of the incentive award will be financial-based (EPS target) and up to 60% of the incentive award will be based on mission-based goals established at the beginning of the year. The mission-based and financial portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other. Under this plan, the bonus payout, as a percentage of each officer's base salary at January 1, 2009, is as follows:

Earl J. Hesterberg - Threshhold Performance - 73% ($733,000); Target Performance - 87% ($866,666); and Maximum Performance - 100% ($1,000,000).

John C. Rickel - Threshhold Performance - 73% ($330,000); Target Performance - 87% ($390,000); and Maximum Performance - 100% ($450,000).

Darryl M. Burman - Threshhold Performance - 44% ($157,300); Target Performance - 52% ($185,900); and Maximum Performance - 60% ($214,500).

J. Brooks O'Hara - Threshhold Performance - 44% ($116,688); Target Performance - 52% ($137,904); and Maximum Performance - 60% ($159,120).

Restricted Stock Award to John C. Rickel

On March 12, 2007 the Compensation Committee of the Board of Directors of Group 1 Automotive, Inc.("the Company") approved the retention award of 20,000 shares of resticted stock (the "Retention Shares"), which were awarded to John C. Rickel, our Chief Financial Officer. The Retention Shares will vest as follows: (i) 8,000 shares will vest on March 12, 2011, (ii) 4,000 shares will vest on March 12, 2012, (iii) 4,000 shares will vest on March 12, 2013, (iv) 4,000 shares will vest on March 12, 2014.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Group 1 Automotive, Inc. and John C. Rickel, dated as of January 1, 2009.

10.2 Second Amendment to Revolving Credit Agreement dated effective January 1, 2009, among Group 1 Automotive, Inc., the Subsidiary Borrowers listed therein, the Lenders listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Comerica Bank, as Floor Plan Agent, Bank of America, N.A., as Syndication Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 17, 2009	By:	Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Group 1 Automotive, Inc. and John C. Rickel, dated as of January 1, 2009
10.2	Second Amendment to Revolving Credit Agreement dated effective January 1, 2009, among Group 1 Automotive, Inc., the Subsidiary Borrowers listed therein, the Lenders listed therein, JPMorgan Chase, N.A., as Administrative Agent, Comerica Bank, as Floor Plan Agent, Bank of America, N.A., as Syndication Agent